UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 9, 2025

Date of Report

(Date of Earliest Event Reported)

WSFS Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35638	22-2866913
(State or Other Jurisdiction of Incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Ave,
Wilmington, Delaware, 19801
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (302) 792-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

5.375% Fixed-to-Floating Rate Senior Unsecured Notes due 2035

On December 11, 2025, WSFS Financial Corporation, a Delaware corporation (“we, “us” or the “Company”), completed its previously announced underwritten public offering (the “Offering”) of $200,000,000 aggregate principal amount of its 5.375% Fixed-to-Floating Rate Senior Unsecured Notes due 2035 (the “Notes”). The Notes were sold pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-272862) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2023, and were offered to the public pursuant to the prospectus supplement, dated December 9, 2025, supplementing the prospectus, dated June 23, 2023, which is contained in and forms a part of the Registration Statement.

The Company intends to use the net proceeds from the Offering to repay $150,000,000 aggregate principal amount of its outstanding 2.75% Fixed-to-Floating Rate Senior Notes due 2030 and for general corporate purposes.

In connection with the Offering, the Company entered into an underwriting agreement, dated December 9, 2025 (the “Underwriting Agreement”) with Piper Sandler & Co., Keefe, Bruyette & Woods, Inc. and RBC Capital Markets, LLC. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

The Notes were issued pursuant to a Senior Debt Indenture, dated as of August 27, 2012 (the “Base Indenture”), by and among the Company and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), as supplemented by a Fourth Supplemental Indenture thereto, dated as of December 11, 2025 (the “Fourth Supplemental Indenture”), between the Company and the Trustee. The Notes are the senior, unsecured obligations of the Company.

The Notes will bear interest from and including December 11, 2025 to, but excluding, December 15, 2030 at a fixed rate of 5.375% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2026. From and including December 15, 2030 to, but excluding, December 15, 2035 (unless redeemed prior to such date), the Notes will bear interest at a floating rate per annum equal to a benchmark rate (reset quarterly) (which is expected to be Three-Month Term SOFR) plus 189 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2031. Notwithstanding the foregoing, if the benchmark is less than zero, the benchmark will be deemed to be zero. The Notes will mature on December 15, 2035, unless earlier redeemed.

The Notes may be redeemed at our option, beginning on December 15, 2030, and on any scheduled interest payment date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Any partial redemption will be made pro rata among all of the holders of the Notes.

On December 11, 2025, the Company issued a press release announcing the completion of the Offering, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing summaries of the Underwriting Agreement, the Base Indenture, the Fourth Supplemental Indenture and the Notes, respectively, are not complete and are each qualified in their entirety by reference to the complete text of the respective documents (or, in the case of the Notes, the form thereof), each of which is attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Other Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated December 9, 2025, by and among WSFS Financial Corporation, Piper Sandler & Co., Keefe, Bruyette & Woods, Inc. and RBC Capital Markets, LLC
4.1	Senior Debt Indenture, dated August 27, 2012, between WSFS Financial Corporation and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 27, 2012, File No. 001-35638)
4.2	Fourth Supplemental Indenture to the Senior Debt Indenture, dated December 11, 2025, between WSFS Financial Corporation and U.S. Bank Trust Company, National Association, as trustee
4.3	Form of 5.375% Fixed-to-Floating Rate Senior Unsecured Note due 2035 (included in Exhibit 4.2)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to the validity of the Notes
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
99.1	Closing Press Release, dated December 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSFS Financial Corporation

Date: December 11, 2025	By:	/s/ David Burg
David Burg Executive Vice President, Chief Financial Officer